SEPARATION AGREEMENT AND RELEASE

     U.S. Home & Garden Inc. ("USHG") and Richard J. Raleigh ("you"), hereby agree that:

     1. You have resigned effective June 30, 2001 (the "Resignation Date"). You agree that in addition to resigning your employment with U.S. Home & Garden Inc. you also resign, effective June 30, 2001, from any other positions you hold as officer, employee or otherwise of USHG or its subsidiaries, provided however that you shall remain a director of USHG and Easy Gardener, Inc. until your successors have been duly elected and you shall provide the consulting services referred to in Section 4(b) below.

     2. You will be paid your salary earned through the Resignation Date in accordance with USHG's regular payroll cycle.

     3. Under USHG's regular policies, you will be eligible to continue your health insurance coverage, in accordance with COBRA, for a minimum of eighteen
(18) months from your Resignation Date. You will receive under separate cover more detailed information regarding insurance benefits under COBRA. Nothing contained in this Separation and Release Agreement (the "Agreement") is intended to impair any of these rights. Your current coverage level will continue subject to whatever changes or revisions are made to the USHG medical plan.

     4. In consideration for signing this Agreement, and in lieu of any severance to which you might otherwise be entitled under your Employment Agreement dated April 1, 1996 between USHG and you, USHG will also provide you with the following payments and benefits, which are conditioned upon you remaining a director of USHG for not less than two years, provided you have been nominated as such and elected thereto by the stockholders of USHG:

          a. You will receive a total separation payment equal to $476,000, payable as follows: (i) $250,000 on July 15, 2001, (ii) $67,800 on October 1, 2001, (iii) $67,800 on December 31, 2001, (iv) $45,200 on April 1, 2002
     and (v) $45,200 on June 28, 2002. All of the foregoing amounts shall be paid by USHG check payable to the order of "Richard Raleigh" and shall be sent by overnight delivery to you at 2278 Evergreen Road, Toledo, Ohio 43606. In the event that all of the capital stock or all, or substantially all, of the assets of USHG are sold (a "Sale"), then any unpaid amounts set forth in this subsection 4(A) shall become immediately due and shall be paid in one lump sum payment on or promptly after consummation of the Sale. In the event of your death, the Company shall promptly pay to your executor or other representative appointed by your estate, in one lump sum payment, any unpaid amounts set forth in this subsection 4(A).

          b. On the Resignation Date, you shall execute a consulting agreement with USHG with a term of twenty-four months, in the form attached hereto as Exhibit A (the "Consulting Agreement"). In no event shall the termination of the Consulting Agreement relieve USHG from the prompt payment of all amounts set forth in Section 4(a) hereinabove.

          c. With respect to your outstanding stock options of USHG and its subsidiaries, all of which are listed on Schedule A attached hereto and made a part hereof, (collectively, the "Options") such Options shall continue to be exercisable and shall expire at the earlier of (i) expiration date set forth in each respective option agreement, (ii) July 30, 2003 or (iii) thirty (30) days after the expiration or termination of the Consulting Agreement.

          d. USHG shall forgive and release you from your obligation to repay the loan made by USHG in the principal amount of $151,000 including any interest payable thereon.

          e. USHG has agreed to pay your applicable health insurance premiums under COBRA for the twelve (12) month period immediately following the Resignation Date.

          You understand and agree that you would not receive the monies and other benefits specified in this section 4 except for your execution of this Agreement and the fulfillment of the promises contained in this Agreement.

     5. You understand that USHG makes no representation as to the income tax treatment of any payments hereunder and that any and all payments (and all compensation, benefits and/or other payments previously made to you by USHG) will be subject to such tax treatment and to such deductions, if any, as may be required under applicable tax laws.

     6. You agree that you will take no action which is intended to, or would reasonably be expected to harm or disparage USHG, to impair USHG's reputation, or to lead to unwanted or unfavorable publicity to USHG, nor will you disclose any confidential or proprietary information obtained by you during the course of your employment.

     7. You agree to cooperate fully with USHG, specifically including any attorney retained by USHG, in connection with any pending or future litigation, business, or investigatory matter. The parties acknowledge and agree that such cooperation may include, but shall in no way be limited to, your making yourself available for interview by USHG, or any attorney retained by USHG, and providing to USHG any documents in your possession or under your control relating to the litigation, business or investigatory matter. USHG agrees to provide you with reasonable notice of the need for assistance when feasible. USHG additionally agrees to schedule such assistance in such a manner as not to interfere with any alternative employment obtained by you when possible. If the request for assistance occurs after the termination of the Consulting Agreement, you shall be reimbursed for the reasonable cost of your time.

     8. It is expressly understood and agreed that this Agreement and the effectuation of its terms do not constitute an admission or statement by any party that USHG has acted unlawfully or is otherwise liable in any respect. It is further agreed that evidence of this Agreement, its terms or the circumstances surrounding the parties entering into this Agreement, shall be inadmissible in any action or lawsuit of any kind, except for an action for alleged breach of this Agreement.

     9. You agree not to disclose any information regarding the existence or substance of this Agreement, except to an attorney, accountant, spouse or financial advisor with whom you choose to consult regarding your consideration of this Agreement. You specifically agree not to issue any public statement concerning your employment at USHG containing information which would be inconsistent with the press release dated May 14, 2001.

     10. You agree that for a period two (2) years after the Resignation Date, you will not directly or indirectly (i) use, disclose or disseminate any confidential information of USHG or any of its subsidiaries, (ii) engage, become an employee or have an interest in or render any services to any business competitive with the business activities of USHG and its subsidiaries or (iii) hire, offer to hire, entice, solicit or offer employment to any USHG or USHG subsidiary employee or offer employment to any USHG or USHG subsidiary consultant without USHG's written authorization.

     11. You knowingly and voluntarily release and forever discharge USHG, and its current and former subsidiaries, affiliated and related corporations and entities, their successors and assigns, and the current and former directors, officers and/or employees of such corporations and entities, and their affiliates, successors, assigns, heirs, executors and administrators (referred to collectively throughout this Agreement as "USHG") from and against any and all claims, actions, demands, contracts and causes of action, known and unknown, which you or your heirs, executors, administrators, successors and assigns (referred to collectively throughout this Agreement as "you") now or may have as of the date of execution of this Agreement against USHG, including, but not limited to, any alleged violation of:

     o    The National Labor Relations Act, as amended;

     o    Title VII of the Civil Rights Act of 1964, as amended;

     o Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

     o    The Civil Rights Act of 1991;

     o    The Age Discrimination in Employment Act of 1967, as amended;

     o    The Employee Retirement Income Security Act of 1974, as amended;

     o    The Immigration Reform Control Act, as amended;

     o    The Americans with Disabilities Act of 1990, as amended;

     o    The Fair Labor Standards Act, as amended;

     o    The Occupational Safety and Health Act, as amended;

     o    The Family and Medical Leave Act of 1993;

     o    The New York Human Rights Act, as amended;

     o    The New York Minimum Wage Law, as amended;

     o    Equal Pay Law for New York, as amended;

     o any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

     o    any public policy, contract, tort, or common law; or

     o any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

     12. You confirm and agree that, except for the purpose of seeking enforcement of the terms of this Agreement, you have not and will not file or institute any claims, charges, actions, complaints or any other proceedings against USHG before any court, administrative agency or any other forum based upon or arising out of any claims, actions, demands, contracts and causes of action by or in respect of you against USHG. In the event that any such claim, charge, action, complaint or other proceeding is filed, you shall not be entitled to recover any relief or recovery therefrom, including costs and attorneys' fees.

     13. You understand that if this Agreement were not signed, you would have the right to voluntarily assist other individuals or entities in bringing claims against USHG. You hereby waive that right and you will not provide any such assistance other than assistance in an investigation or proceeding conducted by a government agency or as required by law.

     14. You agree to return to USHG on the Resignation Date, your keys, identification and any other equipment, data file (excluding personal files), documents or materials belonging to USHG that you have in your possession.

     15. In the event that you or your affiliates breach this Agreement, USHG will be entitled to recover or withhold any payment and/or other benefits paid or payable under this Agreement or the Consulting Agreement and to obtain all other relief provided by law or equity. The prevailing party in any litigation resulting from any such claim shall be entitled to recover reasonable attorneys' fees and expenses of litigation from the losing party.

     16. This Agreement shall be binding on both parties and their respective heirs, successors and assigns.

     17. This Agreement and the Consulting Agreement sets forth the entire agreement between the parties and their affiliates with respect to the subject matter herein and therein and fully supersedes any and all prior agreements or understandings between them pursuant to such subject matter including the Employment Agreement dated April 1, 1996, which is hereby terminated and of no force and effect. You acknowledge that all amounts given under this Agreement shall be in full satisfaction of any and all obligations of USHG under the Employment Agreement.

     18. This Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

     19. If any provision of this Agreement should be held invalid or unenforceable by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any provision is restrained by such tribunal, the application of any and all provisions other than those which have been held invalid or unenforceable shall not be affected.

     20. This Agreement shall be governed and construed in accordance with the laws of the State of California (without reference to its rules as to conflicts of laws). Any dispute arising hereunder shall be brought before a court of competent jurisdiction in the City, County and State of California.

     21. You may revoke this Agreement for a period of seven (7) days following the day you execute this Agreement. Any revocation within this period must be submitted, in writing, to Robert Kassel, President, and state, "I hereby revoke my acceptance of our Separation Agreement and Release." The revocation must be personally delivered to Mr. Kassel or his designee, or mailed to Mr. Kassel at US Home & Garden Inc., 655 Montgomery Street, San Francisco, CA 94111 and postmarked within seven (7) days of execution of this Agreement. This Agreement shall not become effective or enforceable until the revocation period has expired (the "Employee Irrevocability Date"). If the last day of the revocation period is a Saturday, Sunday or legal holiday in California, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.

     YOU ACKNOWLEDGE THAT YOU HAVE BEEN ADVISED IN WRITING THAT YOU HAVE TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT. YOU AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) DAY CONSIDERATION PERIOD.

     HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN SECTION "4" ABOVE, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO FOREVER WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST USHG.

     IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily execute this Separation Agreement and Release as of the date set forth below:


                                        /s/  Richard J. Raleigh
                                        -------------------------------
                                        Richard Raleigh


                                        6/28/01
                                        -------------------------------
                                        Date



                                        U.S. Home & Garden Inc.


                                        By:  /s/  Robert Kassel
                                             ----------------------------
                                        Robert Kassel, Chief Executive
                                        Officer and President


                                        7/2/01
                                        -------------------------------
                                        Date


Sworn to before me this
__day of June 2001.


Bien Michelle F. Fernandez
-------------------------------
Notary Public

                                    EXHIBIT A

                              CONSULTING AGREEMENT


     Agreement, dated as of June 30, 2001 by and between U.S. Home & Garden Inc., a Delaware corporation, having an address at 655 Montgomery Street, San Francisco, CA 94111 (the "Company"), and Richard Raleigh, having an address at 2278 Evergreen Road, Toledo, Ohio 43606 (the "Consultant").

     WHEREAS, the Company wishes to retain the Consultant and the Consultant has agreed to undertake and perform the obligations set forth in this Agreement, subject to the terms hereof.

     NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth in this Agreement, the parties agree as follows:

     1. Engagement of Consultant; Duties. The Company hereby engages the Consultant, and the Consultant agrees to be engaged, as a consultant on the terms and conditions set forth below. The Consultant shall serve as an independent contractor, as a consultant to the Company and its affiliates, performing such services as are reasonably determined by the Company and in connection with the business of the Company (the "Services").

     2. Time. Consultant shall make himself available in person or by telephone at such time as is reasonably required by the Company upon reasonable notice.

     3. Term. The Consultant's engagement shall commence effective on the date hereof and shall continue until June 30, 2003 (the "Term").

     4. Compensation. As compensation to the Consultant for the Services, the Company shall pay to the Consultant a consulting fee in the amount of $24,000, payable in 24 equal monthly installments of $1,000, or at such other times as may mutually be agreed upon between the Company and the Consultant (the "Consulting Fee"). Notwithstanding the foregoing, in the event that all of the capital stock or all, or substantially all, of the assets of USHG are sold (a "Sale"), then any amounts of the Consulting Fee which remain outstanding upon the consummation of such Sale shall become immediately due and paid in a lump sum payment on or promptly after consummation of the Sale. In the event of the death of Consultant, the Company shall promptly pay to the executor or other representative appointed by Consultant's estate, in one lump sum payment, the balance of all monthly payments remaining in the Term.

     5. Confidentiality. The Consultant shall not divulge to anyone, either during or at any time after the termination of this Agreement, any information constituting a trade secret or other confidential information acquired by him concerning the Company, its parent, affiliates or subsidiaries, except in the performance of his duties hereunder, without the prior written consent of the Company ("Confidential Information"). However, in the event Consultant is required by law to disclose any Confidential Information, he shall first notify the Company in order to allow the Company to obtain a judgment or order restraining for such disclosure.

     6. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable.

     7. Independent Contractor. It is expressly agreed that Consultant is acting as an independent contractor in performing the Services hereunder.

     8. Notices. Any notice or other communication required to or which may be given to any party hereunder shall be in writing and shall be delivered personally to such party (or the Secretary thereof in the case of the Company) or if mailed, by registered or certified mail, postage prepaid, return receipt requested, addressed to such other party at the address first set forth above and shall be deemed delivered in all cases upon receipt. Any party may change the address to which notices are to be sent by giving written notice of any change in the manner provided herein.

     9. Entire Agreement. This Agreement represents and expresses the entire understanding and agreement between the parties with respect to the subject matter hereof and may not be modified or terminated except by an agreement in writing signed by both of the parties hereto.

     10. Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. This Agreement shall not be assigned by the Consultant without the prior written consent of the Company. Any assignment in violation of this Agreement shall be void and of no force and effect.

     11. Governing Law; Submissions to Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State. The Company and Consultant hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the California State Supreme Court, County of San Francisco or the United States District Court for District of California for any actions, suits or proceedings arising out of or relating to this letter and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by registered mail to the address set forth above shall be effective service of process for any action, suit or proceeding brought against the Company or the Consultant, as the case may be, in any such court. The Company and Consultant also hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this letter or the transactions contemplated hereby, in the California State Supreme Court or the United States District Court for the District of California, and hereby further irrevocably and unconditionally waive and agree not to plead to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

                                        U.S. HOME & GARDEN  INC.


                                        By:  /s/  Robert Kassel
                                             --------------------------------
                                             Name:  Robert Kassel
                                             Title: Chief Executive Officer
                                                    and President


                                        /s/  Richard Raleigh
                                        -----------------------------------
                                        Richard Raleigh